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                                                                 EXHIBIT 10.52


                                SECOND AMENDMENT

                                       TO

                                MERGER AGREEMENT

                                 BY AND BETWEEN

                           NATIONAL DIAGNOSTICS, INC.,
                              A FLORIDA CORPORATION

                                       AND

                      AMERICAN ENTERPRISE SOLUTIONS, INC.,
                              A FLORIDA CORPORATION

                            EFFECTIVE APRIL 29, 1998



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                                SECOND AMENDMENT


         This Second Amendment (the "2nd Amendment") is made and entered into as of this 29th day of April, 1998 by and between NATIONAL DIAGNOSTICS, INC., a Florida corporation ("NDI" or the "Company") and AMERICAN ENTERPRISE SOLUTIONS, INC., a Florida corporation ("AES").

                                    RECITALS

         WHEREAS, NDI and AES have entered into that certain Merger Agreement dated February 23, 1998, as amended by that certain First Amendment dated March 17th, 1998 (the "Agreement"), pursuant to which it is contemplated that AES will be merged (the "Merger") with and into NDI under the terms and conditions specified in the Agreement; and

         WHEREAS, AES and NDI have mutually agreed to proceed with the Merger via the implementation and effectuation of the terms and conditions set forth hereinbelow.

         NOW, THEREFORE, in consideration of the premises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree that the Agreement is hereby amended to incorporate and reflect the following facts, terms and conditions:

                  AES currently owns an aggregate of 5,786,570 shares of Company Common Stock and 368,815 shares of Company Preferred Stock. Each share of Company Preferred Stock is convertible into 44.11 shares of Company Common Stock. An additional 3,093,430 shares of Company Common Stock are owned by stockholders other than AES. Therefore, at the present time, an aggregate of 8,880,000 shares of Company Common Stock are issued and outstanding. In conjunction with the Merger, the


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         Company proposes to issue a stock dividend to holders of Company Common
         Stock based on the following formula:

                                  x = $3.50 - y
                                      ---------
                                          y

         where x =         the dividend (i.e., the number of additional
                           shares of Company Common Stock to be issued on each outstanding share of Company Common Stock).

         $3.50   =         the valuation of each share of Company Common Stock,
                           based on projected revenues for 1998.

         y       =         the average market price of each share of Company
                           Common Stock during the 5 business days immediately preceding the closing date.

For example, if y = $1.125, each outstanding share of Company Common Stock will receive a dividend of [3.50 - 1.125] = 2.11 shares of Company Common Stock.
                       ------------
                           1.125

                  The declaration and payment of such a dividend will require the availability of approximately 18,745,680 additional shares of Company Common Stock. However, because the Company's Articles of Incorporation currently provide for the issuance of a maximum of 9,000,000 shares of Company Common Stock, of which amount a total of 8,880,000 shares have already been issued and are currently outstanding, at the present time the Company can only issue an additional 120,000 shares of Company Common Stock. It will therefore be necessary to amend the Company's Articles of Incorporation to, among other things, provide for the issuance of at least an additional 18,625,680 shares of Company Common Stock.

                  After payment of the contemplated stock dividend, a total of 27,505,680 shares of Company Common Stock will be issued and outstanding; 18,002,019 of these shares

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         (approximately 65%) will be owned by AES, and the remaining 9,623,661 shares (approximately 35%) will be owned by other stockholders of NDI.

                  Shortly after payment of the stock dividend described above, but before the closing of the Merger, the Company will effect a stock combination transaction of all issued and outstanding Company Common Stock in accordance with the provisions of Section 607.10025 and
         607.1003 of the Florida Business Corporation Act (the "FBCA") such that AES will own approximately 2,000,000 shares of Company Common Stock and the other stockholders of NDI will own approximately 1,000,000 shares of Company Common Stock.

                  In conjunction with the Merger, the approximately 2,000,000 shares of Company Common Stock and 368,815 shares of Company Preferred Stock owned by AES will be canceled.

                  It is anticipated that on the date of closing the Merger, there will be approximately 6,000,000 shares of AES Common Stock issued and outstanding. In conjunction with and upon consummation of the Merger, each outstanding share of AES Common Stock will be exchanged for one share of Company Common Stock. As a result of the Merger, the AES stockholders will own approximately 6,000,000 shares (85.7%) of the issued and outstanding Company Common Stock, while other NDI stockholders will own approximately 1,000,000 (14.3%) of the issued and outstanding Company Common Stock.


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         This Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first written above.

                                    NATIONAL DIAGNOSTICS, INC.


                                    By:
                                       ------------------------------
                                    Name:  Curtis L. Alliston
                                    Title: President


                                    AMERICAN ENTERPRISE SOLUTIONS, INC.


                                    By:
                                       ------------------------------
                                    Name:  Charles Broes
                                    Title: Chief Executive Officer



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